EXHIBIT 5.1

                    SICHENZIA ROSS FRIEDMAN FERENCE LLP 1065
                        Avenue of the Americas, 21st Flr.
                               New York, NY 10018

                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

                                November 12, 2004

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:   SUNBURST ACQUISITION IV, INC.
      FORM SB-2 REGISTRATION STATEMENT (FILE NO. 333-__________)

Ladies and Gentlemen:

      We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Sunburst Acquisitions IV, Inc., a Colorado corporation (the "Company"), with the Securities and Exchange Commission.

      We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement, including up to 27,000,000 shares of common stock underlying convertible debentures, up to 34,861,095 shares of common stock underlying common stock purchase warrants, up to 27,000,000 shares of common stock underlying an additional investment right, are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable. Further, we are of the opinion that the 3,511,095 shares of common stock held by the selling stockholder are duly authorized, legally and validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP